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                                                                   EXHIBIT 10.18

                      OWNERSHIP INTEREST TRANSFER AGREEMENT

THIS OWNERSHIP INTEREST TRANSFER AGREEMENT (this "Agreement") is effective as of the 31st day of May 2002 ("Effective Date"), by and among Hewitt Holdings LLC, an Illinois limited liability company ("Holdings"), and Hewitt Associates, Inc., a Delaware corporation ("Associates, Inc.").

Whereas, Holdings owns all of the outstanding equity ownership interests of Hewitt Associates LLC, an Illinois limited liability company (the "Associates LLC"); and

Whereas, pursuant to the terms and conditions set forth herein, Holdings desires to transfer to Associates, Inc., and Associates, Inc. desires to accept from Holdings, all of the outstanding equity ownership interests of Associates LLC (the "Associates LLC Interests").

Now, therefore, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, it is agreed that Holdings shall transfer and assign the Associates LLC Interests to Associates, Inc., and the parties shall take the other actions described herein, all upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                      TRANSFER OF ASSOCIATES LLC INTERESTS

         1.1 Transfer of Associates LLC Interests. Subject to the terms and conditions set forth in this Agreement, Holdings hereby agrees to assign, transfer, convey and deliver to Associates, Inc. all right, title and interest in and to the Associates LLC Interests, and Associates, Inc. agree to accept such transfer and conveyance from Holdings.

         1.2 Consideration. In consideration for the transfer of the Associates LLC Interests, and the consummation of the other transactions contemplated by this Agreement, Associates, Inc. hereby issues 70,819,520 shares of class B common stock, par value $0.01 per share (the "Shares") to Holdings.

         1.3 Member of Associates LLC. Upon the effectiveness of the transactions contemplated in this Agreement and the execution and delivery by Holdings of the assignment of the Associates LLC Interests in the form of Exhibit A, Associates, Inc. shall become the sole member of Associates LLC.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

         Holdings represents and warrants to Associates, Inc. as of the date hereof as follows:

         2.1 Due Organization. Associates LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2.2 Capitalization. The Associates LLC Interests are validly issued, fully paid and non assessable. The Associates LLC Interests are not certificated. Except for the Associates LLC Interests, there are no shares of capital stock or other equity interests of Associates LLC reserved for issuance, or any outstanding subscriptions, options, warrants, conversion or other rights or other agreements granting

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to any Person any interest in or right to any shares of the capital stock or any other equity interests of Associates LLC or any interest convertible into capital stock or other equity interest, or other agreements or commitments by which Associates LLC is obligated to issue additional shares of capital stock or other equity interests or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock or other equity interests, or any equity appreciation or similar rights; or requiring Associates LLC to repurchase, reacquire or redeem any of its equity interests.

         2.3 Ownership of Associates LLC Interests. Holdings owns all right, title and interest in and to the Associates LLC Interests, free and clear of any pledge, security interest, lien, mortgage, trust deed, lease or sublease (collectively, "Encumbrances").

         2.4 Due Authorization. Holdings has all requisite legal standing, power and authority to enter into and perform this Agreement and the other agreements and documents contemplated by this Agreement and to carry out the transactions contemplated by this Agreement and such other agreements. This Agreement has been duly and validly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time which affect creditor's rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         2.5 No Conflicts; No Consents. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated by this Agreement (and the consummation of the transactions contemplated by this Agreement and such other agreements or documents) by Holdings do not, (a) require any notice to, filing with, authorization of, exemption by, or the consent of the government of the United States of America, or any state or local government or any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government ("Governmental Authority") or any other third party which has not been obtained and is currently in effect, or (b) violate, conflict with, require the consent under, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Encumbrances upon the Associates LLC Interests under, any of the terms, conditions, or provisions of any contract to which Holdings or Associates LLC is a party, or by which the Associates LLC Interests are bound except for such consents and approvals which have been obtained and are currently in effect.

         2.6 Investment Representations. Holdings understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Holdings also understand the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Holdings' representations contained in the Agreement. Holdings hereby represents and warrants as follows:

                  (a) Holdings represents that it is an accredited investor within the meaning of Regulation D of the Securities Act; and

                  (b) Holdings is acquiring the Shares for its own account for investment only and not with a view towards their distribution.

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                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF ASSOCIATES, INC.

         Associates, Inc. represents and warrants to Holdings as of the date hereof as follows:

         3.1 Due Authority. Associates, Inc. has all requisite legal standing, power and authority to enter into and perform this Agreement and the other agreements and documents contemplated by this Agreement and to carry out the transactions contemplated by this Agreement and such other agreements. This Agreement has been duly and validly executed and delivered by Associates, Inc. and constitutes the legal, valid and binding obligation of Associates, Inc., enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time which affect creditor's rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         3.2 No Conflicts; No Consents. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated by this Agreement does not, (and the consummation of the transactions contemplated by this Agreement and such other agreements or documents) by Associates do not, (a) require any notice to, filing with, authorization of, exemption by, or consent of any Governmental Authority or any other third party; or (b) violate any provisions of the Certificate of Incorporation or By-laws of Associates, Inc. or violate any provision of or result in the acceleration of any obligation or the creation of any Encumbrances under any contract to which Associates, Inc. is a party or by which it or any of its properties is bound.

         3.3 Class B Common Stock. The Shares have been duly authorized and validly issued and are fully-paid and non-assessable.


                                   ARTICLE IV
                                 INDEMNIFICATION

         4.1 Indemnification by Holdings. Holdings shall indemnify Associates, Inc. and its officers, employees, agents, subsidiaries and affiliates against, and agrees to hold each of them harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation) (collectively, "Losses") suffered by any of them arising out of or relating to any breach of, or inaccuracy in, any representation or warranty or any failure to perform any covenant made by Holdings pursuant to this Agreement.

         4.2 Indemnification by Associates, Inc. Associates, Inc. shall indemnify Holdings and its officers, members, employees, agents, subsidiaries and affiliates against, and agrees to hold each of them harmless from, any and all Losses suffered by Holdings arising out of or relating to any breach of, or inaccuracy in, any representation or warranty or any failure to perform any covenant made by Associates, Inc. pursuant to this Agreement.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Further Assurances. Each party will, at the reasonable request of any other party hereto, execute and deliver to such other party all such further instruments, assignments, assurances and other documents, and take such actions as such other party may reasonably request in connection with the carrying out of this Agreement and the consummation of the transactions contemplated hereby.

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         5.2    Amendment.  This Agreement may be amended, modified or
supplemented but only in writing signed by all of the parties hereto.

         5.3 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.5 Headings. The headings preceding the text of Articles and Sections of this Agreement and the Exhibits and Schedules hereto, if any, are for convenience only and shall not be deemed part of this Agreement.

         5.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

         5.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. No party hereto may assign its rights or delegate its duties hereunder to another person or entity without the written consent of the other party first having been obtained and any attempted assignment or delegation without such consent will be null and void.

         5.8 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         5.9 Entire Understanding. This Agreement, the Exhibits and Schedules hereto, if any, and the other documents contemplated hereby and thereby set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Ownership Interest
Transfer Agreement to be executed and delivered as of the date first above written.



Hewitt Holdings LLC



By: /s/ Gerald I. Wilson
Name: Gerald I. Wilson
Title: Chairman of the Executive Committee
        and Authorized Representative



Hewitt Associates, Inc.



By: /s/ Dale L. Gifford
Name: Dale L. Gifford
Title: Chief Executive Officer

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                                    Exhibit A




                        ASSIGNMENT OF MEMBERSHIP INTEREST



     FOR VALUE RECEIVED, the undersigned does hereby transfer and assign to HEWITT ASSOCIATES, INC. one hundred percent (100%) of the membership interests of HEWITT ASSOCIATES LLC (the "LLC"), and does hereby irrevocably authorize the LLC to transfer said interest on the books of the limited liability company to Hewitt Associates, Inc..


     Dated as of May 31, 2002



HEWITT HOLDINGS LLC

By:_________________________________________
Name: Gerald I. Wilson
Title: Chairman of the Executive Committee and Authorized Representative

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